Exhibit 99.1
News Release
news release

FOR IMMEDIATE RELEASE	NOVEMBER 1, 2010
SYKES ENTERPRISES, INCORPORATED REPORTS
THIRD-QUARTER 2010 FINANCIAL RESULTS
—Stronger-than-expected revenue and earnings
per share growth relative to business outlook
—Operating performance in EMEA improves sequentially
—The Company exits third-quarter 2010 with no debt
—Raising 2010 business outlook and acquisition synergy target

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
TAMPA, FL — November 1, 2010 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today third-quarter 2010 financial results.
Third quarter 2010 Highlights
•	Third quarter 2010 revenues of $307.0 million increased $93.5 million, or 43.8%, over the comparable quarter last year; third quarter 2010 revenues included $101.2 million in contribution from the ICT acquisition

•	Third quarter 2010 operating margin was 4.3% versus 9.7% on a comparable basis; on an adjusted basis, a non-GAAP measure, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, third quarter 2010 operating margin was 7.6% versus 10.3%, due to previously-discussed program expirations in both the Americas and EMEA regions beginning in the second-half of 2009, duplicative costs related to migration of demand to near-shore locations in Egypt, Romania and Germany, coupled with unfavorable translation of certain non-dollar denominated expenses and wage increases in certain geographies

•	Excluding the ICT acquisition and on a constant currency basis, third quarter 2010 revenues decreased 3.9% comparably due to tougher year-ago comparisons driven principally by previously-discussed program expirations, migration of demand to near-shore locations as well as softness in the technology and communications verticals, which more than offset increased demand from the financial services and transportation verticals

•	Excluding the ICT acquisition, third quarter 2010 operating margins declined 330 basis points (7.0% vs. 10.3%) comparably due principally to previously-discussed client program expirations, unfavorable translation of certain non-dollar denominated expenses, migration costs and wage increases in certain geographies

•	Third quarter 2010 diluted earnings per share was $0.29 versus $0.46 in the comparable quarter last year and above the Company’s third quarter 2010 business outlook earnings per share range of $0.18 to $0.22. The decrease in the Company’s third quarter 2010 diluted earnings per share on a comparable basis was due to unfavorable translation of certain non-dollar denominated expenses, an operating loss in the EMEA region due to factors noted above and higher interest expense. Relative to the business outlook, the increase in earnings per share was due to a combination of stronger-than-expected demand, reduced operating losses in EMEA, reduction in compensation expenses and tax benefits

•	On an adjusted basis, third quarter 2010 diluted earnings per share was $0.43 versus $0.48 per share in the comparable quarter last year and versus an adjusted diluted earnings per share range of $0.24 to $0.26 provided in the Company’s third quarter 2010 business outlook. The decrease on a comparable basis was due to an operating loss in the EMEA region and higher interest expense. Relative to the business outlook, the increase in earnings per share was largely due to aforementioned factors. Assuming a forecasted tax rate of 20% as projected in the Company’s third quarter 2010 business outlook and assuming projected net interest expense of approximately $1.3 million for the third quarter of 2010, adjusted diluted earnings per share would have been $0.38
Americas Region
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 66% to $253.9 million, or 82.7% of total revenues, for the third quarter of 2010. Revenues for the prior year period totaled $152.9 million, or 71.6% of total revenues. The ICT acquisition contributed approximately $100.8 million to the Americas third quarter 2010 revenues. Excluding the ICT acquisition and on a constant currency basis, third quarter 2010 Americas revenues decreased 2.9% comparably due principally to expiration of previously-discussed client programs within the communications and technology verticals, which more than offset increased demand from the financial services and transportation verticals.
During the quarter, approximately 50% of the Americas third quarter 2010 revenues was generated from services provided offshore. Excluding the ICT acquisition, approximately 58% of the Americas third quarter 2010 revenues was generated from services provided offshore compared to approximately 60.0% in the prior year quarter, with the percentage decrease due primarily to an increased revenue contribution from the U.S.
Sequentially, revenues generated from the Americas segment increased 3.2% to $253.9 million, or 82.7% of total revenues, in the third quarter of 2010. Second quarter 2010 revenues were $246.0 million, or 82.2% of total revenues. On a constant currency basis, third quarter 2010 Americas revenues increased 3.4% sequentially, driven by the communications, financial services and transportation verticals.
The Americas income from operations for the third quarter of 2010 decreased 10.1% to $25.0 million, with an operating margin of 9.9% versus 18.2% in the comparable quarter last year. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, the Americas operating margin was 13.6% versus 18.4% in the comparable quarter last year. Excluding the ICT acquisition, the Americas operating margin decreased 180 basis points (16.6% vs. 18.4%) comparably due to expiration of certain previously-discussed client programs, facilities related costs, unfavorable translation of certain non-dollar denominated expenses and wage increases.
Sequentially, the Americas income from operations for the third quarter of 2010 increased 1.7% to $25.0 million, with an operating margin of 9.9% versus 10.0% in the second quarter of 2010. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 6) such as those associated with capacity rationalization and facilities consolidation, the Americas operating margins were 13.6% versus 11.5% sequentially due largely to stronger-than-expected revenue growth and the associated operating leverage.
EMEA Region
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 12.3% to $53.1 million, representing 17.3% of SYKES’ total revenues for the third quarter of 2010 compared to $60.6 million, or 28.4% of revenues, in the prior year’s third quarter. The ICT acquisition contributed approximately $0.4 million in revenues to EMEA in the third quarter of 2010. Excluding the ICT acquisition and on a constant currency basis, EMEA revenues decreased 6.4% due largely to previously-discussed client program expirations, near-shore migration and softness within the technology and communications verticals, which more than offset increased demand from the transportation and financial services verticals.
Sequentially, revenues from the Company’s EMEA region decreased 0.2% to $53.1 million, representing 17.3% of SYKES’ total revenues for the third quarter of 2010 compared to $53.2 million, or 17.8% of SYKES’ total revenues in the second quarter of 2010. On a constant currency basis, EMEA revenues decreased 2.6% sequentially due principally to softness in the technology vertical, which more-than-offset renewed demand from the communications vertical, and a continued increase in the financial services and transportation verticals.
The EMEA loss from operations for the third quarter of 2010 was $2.5 million versus an income of $3.9 million in the comparable quarter last year, with an operating margin of negative 4.8% versus a positive 6.4% in the comparable quarter last year. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, the comparable operating margin was a negative 4.1% versus a positive 6.4% in the comparable quarter last year. Excluding the ICT acquisition, the EMEA operating margin was a negative 4.0% versus a positive 6.4% due to soft client demand related to economic weakness, severance costs related to workforce reductions, migration of demand to near-shore locations and the corresponding duplicative labor and facilities ramp costs.
Sequentially, the EMEA loss from operations for the third quarter of 2010 was $2.5 million versus a loss of $3.9 million in the second quarter of 2010, with an operating margin of negative 4.8% versus a negative 7.3% in the second quarter of 2010. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 6) such as those associated with capacity rationalization and facilities consolidation, the EMEA operating margin was a negative 4.1% versus a negative 7.3% in the second quarter of 2010. The sequential improvement in the EMEA operating margin was due principally to labor efficiencies and on-going client ramps.
Corporate G&A Expenses
Corporate costs decreased to $9.4 million, or 3.1% of revenues, in the third quarter of 2010, compared to $11.0 million, or 5.2% of revenues, in the comparable quarter last year. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation), corporate costs decreased 9.6% to $9.0 million, or 2.9% of revenues, from $10.0 million, or 4.7% of revenues, in comparable period last year. Excluding the ICT acquisition, corporate costs declined to $8.8 million, or 4.3% of third quarter 2010 revenues from $10.0 million, or 4.7% of revenues, in the same period last year due principally to lower compensation expenses, including incentive compensation.
Sequentially, corporate costs decreased to $9.4 million, or 3.1% of revenues, in the third quarter of 2010, from $12.0 million, or 4.0% of revenues, in the second quarter of 2010. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 6), corporate costs declined to $9.0 million, or 2.9% of revenues, from $9.7 million, or 3.2% of revenues, in the second quarter of 2010 due principally to lower compensation expenses, including incentive compensation.
Interest & Other Expense and Taxes
Interest and other expense for the third quarter of 2010 totaled approximately $1.7 million compared to other income of $0.5 million for the same period in the prior year. Of the $2.2 million negative swing in interest and other expense, approximately $1.5 million was due to a combination of higher interest expense and related underwriting fees associated with the ICT acquisition-related term loan as well as lower interest income from lower average interest rates on lower cash balances, with the balance attributable to realized and unrealized foreign currency transaction losses which resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s international subsidiaries.
During the quarter, the Company had a tax benefit of 19.9% versus a tax rate of 11.3% in the same period last year and below the estimated 16% to 18% tax rate range provided in the Company’s third quarter 2010 business outlook. Third quarter 2010 tax benefit was due to a combination of a favorable adjustment of the tax impact related to a deemed change of assertion in 2009, a tax benefit related to the ICT legal entity integration and the release of a reserve related to an expired statute of limitations. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs such as those associated with capacity rationalization and facilities consolidation, third quarter 2010 tax rate was 8.0% versus 11.9% in the same period last year and below the estimated 19% to 21% tax rate range provided in the Company’s third quarter 2010 business outlook. The lower-than-expected tax rate on an adjusted basis both relative to last year and the business outlook was due largely to the above-mentioned factors.
Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2010 remained strong with cash and cash equivalents of $202.8 million (excluding restricted cash of $0.6 million). Approximately $191.2 million of the Company’s September 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. During the quarter, the Company paid down the remaining $52.5 million left on its three-year term loan related to the ICT acquisition. At September 30, 2010, the Company had no debt and $75 million of undrawn borrowing capacity available under its revolving credit facility. Cash flow from operations for the third quarter of 2010 was up 13% to $29.8 million versus $26.3 million in same period last year.
Business Outlook
The assumptions driving the business outlook are as follows:
•	The Company is raising its implied fourth-quarter 2010 revenue range based on stronger-than-expected demand in the third quarter of 2010. This, in turn, is driving upward its previously-announced full-year 2010 revenue range. The upward revision in implied revenues for fourth quarter 2010 is driven largely by demand within the Americas region and, to some extent, favorable foreign exchange rates, most notably a stronger Euro. Although it is still early to determine the sustainability of the up-tick in underlying demand within the Americas region, recent indications are encouraging. Meanwhile, the EMEA region, where demand remains soft, could be in the process of bottoming as revenue growth rate declines appear to be moderating. This is being aided largely by the Company’s strategic decision to broaden its near-shore delivery offering for the EMEA market, which continues to gain traction among clients;
•	The Company remains on track to achieving its implied fourth-quarter 2010 synergy target of approximately $9 million and its previously-announced full-year 2010 synergy target of approximately $25 million. It is raising its long-term projected synergy target further to a range of $34 million to $36 million from a range of $28 million to $30 million. This upward revision is driven by the capacity rationalization and facilities consolidation announced on October 25th, 2010, related to the ICT acquisition, which is expected to continue through the first half of 2011 and could further impact earnings per share relative to the business outlook for the fourth-quarter and full-year 2010;
•	The Company’s revenues and adjusted earnings per share assumptions are based on foreign exchange rates as of October 2010. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the fourth quarter and full-year;
•	The Company anticipates net interest income in the fourth quarter to be negligible as lower interest income resulting from lower interest rates is largely offset by the amortization of deferred loan fees related to the credit facility, though other income or expense excludes the impact of additional foreign exchange gains or losses; and
•	The Company anticipates a higher tax rate in the fourth quarter of 2010 compared to the actual tax rate in the third quarter of 2010 as there were discrete adjustments that drove the third quarter 2010 tax rates.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2010:
•	Revenues in the range of $307.0 million to $310.0 million

•	Tax rate of approximately 18% to 20%, on an adjusted basis, a tax rate of approximately 25% to 27%%

•	Fully diluted share count of approximately 46.4 million

•	*Diluted earnings per share of approximately $0.22 to $0.25

•	Adjusted diluted earnings per share in the range of $0.30 to $0.33

•	Capital expenditures in the range of $7.0 million to $10.0 million
For the twelve months ended December 31, 2010, the Company anticipates the following financial results:
•	Revenues in the range of $1,188 million to $1,191 million

•	Tax rate of approximately 4% to 6%, on adjusted basis, a tax rate of 23% to 25%

•	Fully diluted share count of approximately 46.2 million

•	*Diluted earnings per share in the range of $0.37 to $0.40

•	Adjusted diluted earnings per share in the range of $1.05 to $1.08

•	Capital expenditures in the range of $29.0 million to $32.0 million
*See “Business Outlook Reconciliation” for Fourth Quarter and Full-Year 2010 earnings per share.

Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 2nd, 2010 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
Non-GAAP Financial Measure
Adjusted earnings per diluted share and adjusted operating margins are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain acquisition-related items. Adjusted earnings per diluted share and adjusted operating margins, however, are supplemental measures of performance that are not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP). Refer to the tables in the release for a detailed reconciliation.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICTG acquisition not being realized, or not being realized within the anticipated time period, (xxvii) the potential loss of key clients related to the ICTG acquisition, (xxviii) risks related to the integration of the businesses of SYKES and ICTG and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 1

	Three Months Ended
	SYKES + ICT	SYKES
	September 30,	September 30,
	2010	2009
Revenues	$306,950	$213,494
Direct salaries and related costs	(199,889)	(134,429)
General and administrative	(89,984)	(58,047)
Impairment of goodwill and intangibles	(362)	(324)
Impairment of long-lived assets	(3,642)	—

Income from operations	13,073	20,694
Other income (expense), net	(1,694)	476

Income before benefit (provision) for income taxes	11,379	21,170
Benefit (provision) for income taxes	2,267	(2,388)

Net income	$13,646	$18,782

Net income per basic share	$0.29	$0.46
Shares outstanding, basic	46,468	40,743

Net income per diluted share	$0.29	$0.46
Shares outstanding, diluted	46,559	41,097

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 2

	Nine Months Ended
	SYKES + ICT	SYKES
	September 30,	September 30,
	2010	2009
Revenues	$881,344	$625,574
Direct salaries and related costs	(575,653)	(398,409)
General and administrative	(286,124)	(170,011)
Impairment of goodwill and intangibles	(362)	(1,908)
Impairment of long-lived assets	(3,642)	—

Income from operations	15,563	55,246
Other income (expense), net	(10,652)	2,675
Impairment loss on investment in SHPS	—	(2,089)

Income before benefit (provision) for income taxes	4,911	55,832
Benefit (provision) for income taxes	1,768	(7,932)

Net income	$6,679	$47,900

Net income per basic share	$0.15	$1.18
Shares outstanding, basic	45,889	40,662

Net income per diluted share	$0.15	$1.17
Shares outstanding, diluted	45,989	41,011

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 3

	Three Months Ended
	SYKES + ICT	SYKES
	September 30,	September 30,
	2010	2009
Revenues:
Americas	$253,848	$152,940
EMEA	53,102	60,554

Total	$306,950	$213,494

Operating Income:
Americas	$25,017	$27,830
EMEA	(2,547)	3,899
Corporate G&A expenses	(9,397)	(11,035)

Income from operations	13,073	20,694

Other income (expense), net	(1,694)	476
Benefit (provision) for income taxes	2,267	(2,388)

Net Income	$13,646	$18,782

	Nine Months Ended
	SYKES + ICT	SYKES
	September 30,	September 30,
	2010	2009
Revenues:
Americas	$715,343	$444,682
EMEA	166,001	180,892

Total	$881,344	$625,574

Operating Income:
Americas	$75,867	$76,207
EMEA	(7,161)	10,310
Corporate G&A expenses	(53,143)	(31,271)

Income from operations	15,563	55,246

Impairment loss on investment in SHPS	—	(2,089)
Other income (expense), net	(10,652)	2,675
Benefit (provision) for income taxes	1,768	(7,932)

Net income	$6,679	$47,900

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 4

	Three Months Ended
	September 30, 2010
	Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues	$306,950				$306,950
Direct salaries and related costs	(199,889)				(199,889)
General and administrative	(89,984)	2,748	3,245	350	(83,641)
Impairment of goodwill and intangibles	(362)			362	—
Impairment of long-lived assets	(3,642)			3,642	—

Income from operations	13,073	2,748	3,245	4,354	23,420
Other (expense), net	(1,694)				(1,694)

Income before benefit (provision) for income taxes	11,379	2,748	3,245	4,354	21,726
Benefit (provision) for income taxes	2,267	(1,297)	(1,136)	(1,571)	(1,737)

Net income	$13,646	$1,451	$2,109	$2,783	$19,989

Net income per basic share	$0.29	$0.03	$0.05	$0.06	$0.43
Shares outstanding, basic	46,468	46,468	46,468	46,468	46,468

Net income per diluted share	$0.29	$0.03	$0.05	$0.06	$0.43
Shares outstanding, diluted	46,559	46,559	46,559	46,559	46,559

	Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues:
Americas	$253,848				$253,848
EMEA	53,102				53,102

Total	$306,950	$—	$—	$—	$306,950

Operating Income:
Americas	$25,017	2,748	3,236	3,642	$34,643
EMEA	(2,547)		9	362	(2,176)
Corporate G&A expenses	(9,397)			350	(9,047)

Income from operations	13,073	2,748	3,245	4,354	23,420

Other (expense), net	(1,694)				(1,694)
Benefit (provision) for income taxes	2,267	(1,297)	(1,136)	(1,571)	(1,737)

Net Income	$13,646	$1,451	$2,109	$2,783	$19,989

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 5

	Nine Months Ended
	September 30, 2010

	Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues	$881,344				$881,344
Direct salaries and related costs	(575,653)	34			(575,619)
General and administrative	(286,124)	17,919	8,626	9,026	(250,553)
Impairment of goodwill and intangibles	(362)			362	—
Impairment of long-lived assets	(3,642)			3,642	—

Income from operations	15,563	17,953	8,626	13,030	55,172
Other (expense), net	(10,652)				(10,652)

Income (loss) before benefit (provision) for income taxes	4,911	17,953	8,626	13,030	44,520
Benefit (provision) for income taxes	1,768	(5,353)	(2,571)	(3,885)	(10,041)

Net income	$6,679	$12,600	$6,055	$9,145	34,479

Net income per basic share	$0.15	$0.27	$0.13	$0.20	$0.75
Shares outstanding, basic	45,889	45,889	45,889	45,889	45,889

Net income per diluted share	$0.15	$0.27	$0.13	$0.20	$0.75
Shares outstanding, diluted	45,989	45,989	45,989	45,989	45,989

	Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
	SYKES + ICT	Severance	Amortization of	Merger
	Sept 30,	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	2010	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues:
Americas	$715,343				$715,343
EMEA	166,001				166,001

Total	$881,344	$—	$—	$—	$881,344

Operating Income:
Americas	$75,867	4,008	$8,602	$3,642	$92,119
EMEA	(7,161)		24	362	(6,775)
Corporate G&A expenses	(53,143)	13,945		9,026	(30,172)

Income from operations	15,563	17,953	8,626	13,030	55,172

Other (expense), net	(10,652)				(10,652)
Benefit (provision) for income taxes	1,768	(5,353)	(2,571)	(3,885)	(10,041)

Net income	$6,679	$12,600	$6,055	$9,145	$34,479

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 6

	Three Months Ended
	SYKES + ICT	SYKES + ICT
	Adjusted	Adjusted
	September 30,	June 30,
	2010	2010
Revenues	$306,950	$299,177
Direct salaries and related costs	(199,889)	(197,225)
General and administrative	(83,641)	(87,304)

Income from operations	23,420	14,648
Other (expense), net	(1,694)	(5,135)

Income before provision for income taxes	21,726	9,513
(Provision) for income taxes	(1,737)	(2,888)

Net income	$19,989	$6,625

Net income per basic share	$0.43	$0.14
Shares outstanding, basic	46,468	46,601

Net income per diluted share	$0.43	$0.14
Shares outstanding, diluted	46,559	46,648

	Three Months Ended
	SYKES + ICT	SYKES + ICT
	Adjusted	Adjusted
	September 30,	June 30,
	2010	2010
Revenues:
Americas	$253,848	$245,957
EMEA	53,102	53,220

Total	$306,950	$299,177

Operating Income:
Americas	$34,643	$28,245
EMEA	(2,176)	(3,900)
Corporate G&A expenses	(9,047)	(9,697)

Income from operations	23,420	14,648

Other (expense), net	(1,694)	(5,135)
Provision for income taxes	(1,737)	(2,888)

Net income	$19,989	$6,625

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)
Exhibit 7

	September 30,	December 31,
	2010	2009
Assets:
Current assets	$483,103	$547,854
Property and equipment, net	120,416	80,264
Goodwill & Intangibles, net	170,630	23,300
Other noncurrent assets	42,298	21,053

Total assets	$816,447	$672,471

Liabilities & Shareholders’ Equity:
Current liabilities	$173,576	$200,418
Noncurrent liabilities	49,744	21,379
Shareholders’ equity	593,127	450,674

Total liabilities and shareholders’ equity	$816,447	$672,471

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2010	Q3 2009
Geographic Mix (% of Total Revenues):

Americas (1)	82.7%	71.6%
Europe, Middle East & Africa (EMEA)	17.3%	28.4%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2010	Q3 2009
Vertical Industry Mix (% of Total Revenues):

Communications	35%	38%
Financial Services	25%	15%
Technology / Consumer	19%	28%
Transportation & Leisure	7%	9%
Healthcare	6%	6%
Other	8%	4%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)
Exhibit 8

	Three Months Ended
	September 30,	September 30,
	2010	2009
Cash Flow From Operating Activities:
Net income	$13,646	$18,782
Depreciation and amortization	15,221	6,979
Changes in assets and liabilities and other	970	584

Net cash provided by operating activities	$29,837	$26,345

Capital expenditures	$8,031	$4,899
Cash interest paid	$463	$122
Cash taxes paid	$3,704	$5,248

	Nine Months Ended
	September 30,	September 30,
	2010	2009
Cash Flow From Operating Activities:
Net income (loss)	$6,679	$47,900
Depreciation and amortization	43,236	20,917
Changes in assets and liabilities and other	(9,758)	(8,983)

Net cash provided by operating activities	$40,157	$59,834

Capital expenditures	$21,501	$23,207
Cash interest paid	$2,431	$752
Cash taxes paid	$16,811	$11,522

Sykes Enterprises, Incorporated
Business Outlook Reconciliation*
Exhibit 9

Business Outlook
Fourth Quarter
2010
Adjusted Diluted Earnings Per Share	$0.30 - $0.33
Severance & Consulting Engagement Costs	($0.04)
Merger and Integration Costs, including Impairment	$0.00
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.04)

Earnings (loss) Per Share	$0.22 - $0.25

Business Outlook
Full Year
2010
Adjusted Diluted Earnings Per Share	$1.05 - $1.08
Severance & Consulting Engagement Costs	($0.31)
Merger and Integration Costs	($0.20)
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.17)

Diluted Earnings Per Share	$0.37 - $0.40